THIRD AMENDMENT TOAPPLIED MATERIALS, INC. 2016 DEFERRED COMPENSATION PLAN
(OCTOBER 12, 2015 RESTATEMENT)
Applied Materials, Inc. (the “Company”), having established the Applied Materials, Inc. 2016 Deferred Compensation Plan (the “Plan”), originally effective as of January 1, 2005, and most recently restated effective as of October 12, 2015, and as subsequently amended by the first and second amendments to the restated Plan, hereby further amends the restated Plan in the following particulars, effective January 1, 2020:
1.By substituting the phrase “Termination Accounts, Future Date Accounts,” for the phrase “Termination Accounts,” where the latter phrase appears in Section 1.2 of the Plan.
2.By adding the following new Subsections 1.20A and 1.20B to the Plan, immediately following Section 1.20 thereof:
“1.20A  ‘Future Date Account’ shall have the meaning given to such term in Section 3.1.3 of the Plan.

1.20B  ‘Future Date Distribution’ shall mean the distribution elected by the Participant pursuant to Section 5.4 of the Plan.”

3. By adding the following sentence to the end of Section 3.1.3 of the Plan:
“The Administrative Committee may allow separate deferral elections with respect to Sales Incentive (‘SIP’) Bonuses, which deferral may be limited by the Administrative Committee to apply to SIP Bonuses payable for the 2nd, 3th, and 4th fiscal quarters following the effective date of the Participant’s election, plus the 1st fiscal quarter in the immediately succeeding fiscal year (‘SIP Bonus Compensation’).”

4.By adding the following to the end of Section 3.3.2 of the Plan:
“Notwithstanding the foregoing, with respect to modifications of the date or form of payment of Future Date Accounts, such modifications are permitted only in the case of changes up to a maximum age plus number of installments in the aggregate not to exceed

Applied Materials, Inc. - Confidential

the number 95 (i.e., not to exceed age 75 plus 20-year installments, or age 85 plus 10-year installments, etc.).”

5.By substituting the following for the first sentence of Section 4.1 of the Plan:
“Solely for recordkeeping purposes, up to two (2) Termination Accounts, three (3) Scheduled Distribution Accounts, and three (3) Future Date Accounts, or such greater number of each as may be permitted from time to time by the Administrative Committee, shall be maintained for each Participant and credited with the Participant’s deferrals as directed in the applicable Participant Election for such deferral.”
6.By adding the following Section 5.4.A to the Plan, immediately after Section 5.4 thereof:
“5.4.A. Future Date Distributions. Each Participant shall be entitled to elect in accordance with Section 3.3 to allocate Participant deferrals (and, in the discretion of the Administrative Committee, Company Contributions) among up to three (3) Future Date Accounts, or such greater number as may be permitted from time to time by the Administrative Committee. Distributions from a Future Date Account shall commence on the Payment Date in the Plan Year specified by the Participant for such Account (the “Future Date Distribution Date”), or the Participant’s Separation from Service other than by reason of death or Disability. Notwithstanding the foregoing, no deferrals shall be allocated to a Future Date Account having a Future Date Distribution Date which is earlier than the first day of the second Plan Year commencing after the Plan Year in which the deferrals would be credited to the Account. Payment from a Future Date Account shall be paid in the form of a single lump sum unless the Participant has made a timely election under Section 3.3 that, if the Distributable Amount from a Future Date Account is at least fifty thousand dollars ($50,000) as of commencement of distribution, such amount shall be paid in substantially equal annual installments over a period of up to twenty (20) years. In the event that amounts are mistakenly credited to a Future Date Account having no Future Date or a noncompliant commencement date, payments from such Account shall commence on Separation from Service and shall be distributed in the form of a single lump sum. A Participant may only delay and/or change the form of a Future Date Distribution, provided such change complies with Section 3.3.2.

[Signature follows on next page]

Applied Materials, Inc. - Confidential

IN WITNESS WHEREOF, the Company, by its duly authorized delegate, has executed this Third Amendment to the restated Plan on the date specified below.

Dated: December_____, 2019	APPLIED MATERIALS, INC. By: _________________________________
Brit Wittman Corporate Vice President, Global Rewards

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Applied Materials, Inc. - Confidential